UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2012

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 001-34018

300, 625 11th Avenue S.W.

Calgary, Alberta, Canada T2R 0E1

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Cash Compensation

Cash Bonuses

On February 3, 2012, the Board of Directors of Gran Tierra Energy Inc. (the “Company” or “Gran Tierra Energy”), upon the recommendation of the Compensation Committee, approved the following cash bonuses for the following Named Executive Officers of the Company with respect to performance for fiscal year 2011:

Name	2011 Bonus
Dana Coffield President and Chief Executive Officer	$200,000* ($195,925 USD)
Shane O’Leary Chief Operating Officer	$160,000* ($156,740 USD)
Martin Eden(1) Chief Financial Officer	$135,000* ($132,249 USD)
Rafael Orunesu President, Gran Tierra Energy Argentina	$122,704 USD
Júlio César Moreira President, Gran Tierra Energy Brazil	$166,815** ($88,930 USD)
Duncan Nightingale President, Gran Tierra Energy Columbia	$130,000* ($127,351 USD)
James Rozon Acting Chief Financial Officer	$64,900* ($63,578 USD)

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0208 as at December 31, 2011.

**Denotes amount in Brazilian reals. Amount in parentheses denotes U.S. dollars at an exchange rate of R$1.87580 as at December 31, 2011.

(1) Effective December 9, 2011, Martin Eden, the Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy Inc., was placed on a medical leave from his duties at Gran Tierra Energy while he recovers from emergency surgery. On December 9, 2011, the Board of Directors of Gran Tierra Energy Inc. appointed James Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy, who will continue to serve in that role until the return of Mr. Eden.

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Fiscal Year 2012 Compensation Arrangements

On February 3, 2012, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, the following 2012 base salaries and target bonuses for the following Named Executive Officers of the Company, effective as of January 1, 2012:

Name	Base Salary	Target Bonus(2)
Dana Coffield President and Chief Executive Officer	$425,000* ($416,340 USD)	80%
Shane O’Leary Chief Operating Officer	$360,000* ($352,665 USD)	70%
Martin Eden Chief Financial Officer	$300,000* ($293,887 USD)	70%
Rafael Orunesu President, Gran Tierra Energy Argentina	$296,535 USD	60%
Júlio César Moreira President, Gran Tierra Energy Brazil	$558,830** ($297,916 USD)	60%
Duncan Nightingale President, Gran Tierra Energy Columbia	$310,000* ($303,683 USD)	60%
James Rozon Acting Chief Financial Officer	$230,000* ($225,313 USD)(1)	70%

*Denotes amount in Canadian dollars. Amount in parentheses denotes U.S. dollars at an exchange rate of CAD$1.0208 as at December 31, 2011.

**Denotes amount in Brazilian reals. Amount in parentheses denotes U.S. dollars at an exchange rate of R$1.87580 as at December 31, 2011.

(1) On December 9, 2011, the Board of Directors of Gran Tierra Energy Inc. appointed James Rozon the acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy. The salary and target bonus reflected for Mr. Rozon is the salary (on an annualized basis) and target bonus that he is earning while he is serving in the position of acting Chief Financial Officer and Principal Financial and Accounting Officer of Gran Tierra Energy.

(2) Target bonus amounts are expressed as a percentage of the corresponding 2012 base salary.

Equity Grants

On February 3, 2012, the Board of Directors of the Company approved, upon the recommendation of the Compensation Committee, under the Company’s 2007 Equity Incentive Plan, as amended, the following grants of non-statutory stock options (“NSOs”) for shares of common stock of the Company to the following Named Executive Officers of the Company:

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Name	Number of shares underlying stock option	Grant Date	Vesting Date	Exercise Price
Dana Coffield President and Chief Executive Officer	375,000	(1)	(2)	(3)
Shane O’Leary Chief Operating Officer	275,000	(1)	(2)	(3)
Martin Eden Chief Financial Officer	200,000	(1)	(2)	(3)
Rafael Orunesu President, Gran Tierra Energy Argentina	50,000	(1)	(2)	(3)
Júlio César Moreira President, Gran Tierra Energy Brazil	50,000	(1)	(2)	(3)
Duncan Nightingale President, Gran Tierra Energy Colombia	50,000	(1)	(2)	(3)
James Rozon Acting Chief Financial Officer	35,000	(1)	(2)	(3)

(1) The grant date will occur on the third business day after general public release of the Company’s annual revenues for the fiscal year ended December 31, 2011 unless the trading window is closed for any reason on such date in which case the grant date will occur on the first day such trading window is reopened.

(2) The option will have a three-year vesting period commencing on the grant date, 1/3rd of the shares vest and become exercisable one year after the grant date; 1/3rd of the shares vest and become exercisable two years after the grant date and 1/3rd of the shares vest and become exercisable three years after the grant date.

(3) The exercise price will be determined on the grant date.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	GRAN TIERRA ENERGY INC.

	By:	/s/ Dana Coffield
Dana Coffield
President and Chief Executive Officer

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